CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-167472 and 333-155698) and Form S-8 (Nos. 333-125264 and 333-27429) of Associated Estates Realty Corporation of our report dated October 6, 2011 relating to the financial statement of Carmel Vienna Metro, which appears in this Current Report on Form 8‑K/A of Associated Estates Realty Corporation dated October 6, 2011.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Cleveland, Ohio
 October 6, 2011